We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 2003, in the Amendment No. 1 to the Registration Statement (Form S-4 No. 333-109381) of Haights Cross
Communications, Inc. for the registration of its $140,000,000 11 3/4% Senior Notes due 2001.

                                                 ERNST & YOUNG LLP

New York, New York
November 19, 2003